Exhibit 10.1
CONVERGYS CORPORATION
2018 LONG-TERM INCENTIVE PLAN

1.    Purpose.
The primary purpose of the Convergys Corporation 2018 Long-Term Incentive Plan (the “Plan”) is to further the long-term growth of Convergys Corporation (the “Company”) by offering competitive incentive compensation related to long-term performance goals to those employees of the Company and its subsidiaries who will be largely responsible for planning and directing such growth. The Plan is also intended as a means of reinforcing the commonality of interest between the Company’s shareholders and the Non-Employee Directors (as defined in Section 10A), Non-Employee Advisors (as defined in Section 10B) and employees who are participating in the Plan and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills. The Plan is effective as of April 25, 2018 (the “Effective Date”), subject to the approval of the shareholders of the Company.

2.    Administration.
2.1    The Plan shall be administered by the Compensation and Benefits Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). To the extent required by applicable laws, the Committee shall consist of at least three members of the Board who are neither officers nor employees of the Company and each of whom is an “independent director” within the meaning of applicable securities exchange rules and a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

2.2    Subject to the limitations of the Plan, the Committee shall have complete authority (a) to select from the employees and Non-Employee Advisors (as defined in Section 10B) of the Company and its affiliates in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) (“Subsidiaries”) those individuals who shall participate in the Plan, (b) to make awards in such forms and amounts as it shall determine and to cancel, suspend or amend awards, (c) to impose such limitations, restrictions and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and (e) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan; provided, however, that notwithstanding the foregoing, except as otherwise permitted under Section 14 or Section 15, the Committee shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding stock option or stock appreciation right to reduce its exercise price or cancel an option or stock appreciation right and replace it with cash, another award or an option or stock appreciation right having a lower exercise price. The foregoing proviso is intended to prohibit the repricing of “underwater” stock options and stock appreciation rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Sections 14 and 15 of the Plan. For purposes of the Plan, the term “employees” is used as defined in Securities and Exchange Commission Form S-8; provided, however, that no incentive stock option (“ISO”) may be granted to an individual that is not employed by the Company at the time of grant. Determinations of fair market value under the Plan shall be made in accordance with the methods and procedures established by the Committee. The Committee’s determinations on matters within its authority shall be conclusive and binding on the Company and all other parties.

2.3    The Committee may delegate to one or more officers or to one or more committees of officers the right to make awards to employees who are not designated by the Board as “Section 16 officers” and to Non-Employee Advisors and/or to exercise some or all of the Committee’s authority to administer awards granted to such employees and Non-Employee Advisors. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated by the Committee.

2.4    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

3.    Types of Awards.
Awards under the Plan may be in any one or more of the following: (a) stock options, including ISOs, (b) stock appreciation rights (“SARs”), in tandem with stock options or free-standing, (c) restricted stock, (d) restricted stock units, (e) performance shares and performance units conditioned upon meeting performance criteria and (f) other awards based in whole or in part by reference to or otherwise based on Company Common Shares, without par value (“Common Shares”). The date as of which any award under the Plan is determined to be effective (the “Date of Grant”) shall be designated in a resolution by the Committee. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. Further, the Committee may grant dividend equivalents, subject to the terms and conditions of the Plan, with respect to any award other than a stock option or SAR; provided, however, that no dividends or dividend equivalents shall be payable with respect to any award until such award (or the applicable part of the award) has vested. No awards shall be made under the Plan after ten years from the Effective Date.

4.    Shares Subject to Plan; Certain Limits on Awards.
4.1    Subject to adjustment as provided in Section 15 below, 3,000,000 of the Company’s Common Shares, plus (x) the number of Common Shares available for issuance, and not issued or subject to outstanding awards, under the Convergys Corporation Amended and Restated Long Term Incentive Plan, as amended (the “Existing Plan”), immediately prior to its expiration on April 22, 2018, and (y) the number of Common Shares subject to outstanding awards under the Existing Plan immediately prior to its expiration on April 22, 2018 that are forfeited, cancelled or terminated without having become vested, may be issued or transferred (1) upon the exercise of options or SARs, (2) as restricted shares (whether or not deferred pursuant to Section 12) and released from substantial risks of forfeiture, (3) in payment of restricted stock units or performance units or performance shares that have been earned, or (4) in payment of dividend equivalents granted with respect to awards made under the Plan. Common Shares available in any year which are not used for awards under the Plan shall be available for award in subsequent years. Notwithstanding the foregoing, subject to adjustment as provided in Section 15 below, the total number of Common Shares actually issued by the Company upon the exercise of ISOs shall not exceed 1,000,000. The Common Shares issued or transferred under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. If any Common Shares subject to any award are forfeited, terminated, cancelled or settled in cash or otherwise terminated with or without issuance or transfer of Common Shares, the Common Shares subject to such award shall again be available for grant pursuant to the Plan. However, the following Common Shares subject to an award shall not again be available for grant as described above, regardless of whether those Common Shares are actually issued or delivered to the participant: (i) Common Shares tendered in payment of the exercise price of a stock option; (ii) Common Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Common Shares that are repurchased by the Company with stock option proceeds. Without limiting the foregoing, with respect to any SAR that is settled in Common Shares, the full number of Common Shares subject to the SAR shall count against the number of Common Shares available for awards under the Plan regardless of the number of Common Shares used to settle the SAR upon exercise. This Section shall apply to the number of Common Shares reserved and available for ISOs only to the extent consistent with applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury regulations related to ISOs. Common Shares issued or transferred under awards granted in connection with the assumption of or substitution or exchange for previously granted awards made by an entity acquired by the Company pursuant to a merger, acquisition or similar transaction (“Substitute Awards”) shall not reduce the Common Shares authorized for grant under the Plan, nor shall Common Shares subject to a Substitute Award again be available for awards under the Plan to the extent of any forfeiture, termination, cancellation or cash settlement as provided in this Section 4.1. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may, to the extent permitted by applicable stock exchange rules, be used for awards under the Plan and shall not reduce the Common Shares authorized for grant under the Plan.

4.2     Notwithstanding any other provision of the Plan to the contrary, the sum of (a) the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all awards granted to any single Non-Employee Director during any single calendar year, plus (b) the aggregate amount of any cash retainers and fees payable during such calendar year to the Non-Employee Director pursuant to the Company’s non-employee director compensation program in effect from time to time, shall not exceed $500,000.

5.    Stock Options.
Except as provided in Sections 10A and 10B, all stock options granted under the Plan shall be subject to the following terms and conditions:

5.1    The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any employee of the Company or a Subsidiary options to purchase Common Shares, which options may be options that comply with the requirements for incentive stock options set forth in section 422 of the Code (“ISOs”) or options which do not comply with such requirements (“NSOs”) or both, provided that, in order to qualify as an ISO, the grantee must be an employee of the Company or a “subsidiary corporation” as defined under Section

424(f) of the Code. The grant of an option shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may from time to time prescribe. For purposes of the Plan, “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence, including electronic evidence, approved by the Committee which sets forth the terms and conditions of the award, subject to the minimum vesting provisions of Section 13.

5.2    The purchase price per Common Share of options granted under the Plan shall be determined by the Committee; provided that the purchase price per Common Share shall not be less than 100% of the fair market value of a Common Share on the date the stock option is granted.

5.3    Unless otherwise prescribed by the Committee in the Evidence of Award, each option granted under the Plan shall be for a period of ten years, shall be exercisable in whole or in part after the commencement of the second year of its specified term and may thereafter be exercised in whole or in part before it terminates under the provisions of the Evidence of Award. No option granted under the Plan may be exercisable later than the tenth anniversary of the date of its grant. The Committee shall establish procedures governing the exercise of options and shall require that notice of exercise be given and that the option price be paid in full in cash at the time of exercise. The Committee may permit an optionee, in lieu of part or all of the cash payment, to make full or partial payment of the option price (a) in Common Shares (either by actual delivery or attestation) or other property valued at fair market value on the date of exercise, (b) by a cashless exercise (including by withholding Common Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable laws), (c) by a combination of the foregoing methods, or (d) by any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the optionee a certificate or certificates representing the acquired Common Shares (or make, or cause to be made, a book entry representing any such uncertificated Common Shares).

5.4    Any ISO granted under the Plan shall be exercisable upon the date or dates specified in the Evidence of Award, but not earlier than one year after the date of grant of the ISO and not later than 10 years after the date of grant of the ISO, provided that the aggregate fair market value, determined as of the date of grant, of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any individual shall not exceed the maximum limitations in section 422 of the Code. Notwithstanding any other provisions of the Plan to the contrary, no individual will be eligible for or granted an ISO, if at the time the option is granted, that individual owns (directly or indirectly, within the meaning of section 424(d) of the Code) stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

6.    Stock Appreciation Rights.
6.1    A SAR may be granted free-standing or in tandem with new options or after the grant of a related option which is not an ISO. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares on the date of exercise of the SAR (or, if the Committee shall so determine in the case of any SAR not related to an ISO, any time during a specified period before the exercise date) exceeds the grant price of the SAR. No SAR granted under the Plan may be exercisable later than the tenth anniversary of the date of its grant.

6.2    The grant price and other terms of the SAR shall be determined by the Committee, subject to the minimum vesting provisions of Section 13, and shall be set forth in the applicable Evidence of Award.

6.3    Payment of the amount to which an individual is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property or in a combination thereof, as the Committee shall determine. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at fair market value on the date of exercise of the SAR.

6.4    Unless otherwise determined by the Committee, any related option shall no longer be exercisable to the extent the SAR has been exercised and the exercise of an option shall cancel the related SAR to the extent of such exercise.

7A.    Restricted Stock.
Common Shares awarded as restricted stock shall be subject to a substantial risk of forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law, unless the Committee otherwise elects. The recipient shall have, with respect to Common Shares awarded as restricted stock, all of the rights of a shareholder of the Company, including the right to vote the Common Shares, and the right to receive any cash dividends; provided, however, that any dividends with respect to unvested restricted stock shall be accumulated or deemed reinvested in additional restricted stock until such award is earned and vested, and shall be subject to the same terms and conditions as the original restricted stock award (including service-based vesting conditions and the satisfaction of any applicable performance criteria). Upon termination of employment during the restricted period, which restricted period shall be determined by the Committee subject to the minimum vesting provisions of Section 13, all restricted stock shall be forfeited, except as otherwise provided pursuant to the Plan and the applicable Evidence of Award. Restricted stock grants may specify performance criteria (in accordance with Section 8 below) the achievement of which is a condition to termination or early termination of the restrictions applicable to some or all of such shares. Each such grant may specify in respect of such performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified criteria.

7B.    Restricted Stock Units.
The Committee may award to any participant restricted stock units. Each such grant shall represent the right of the recipient to receive a number of Common Shares in the future, but subject to the fulfillment of such conditions as the Committee may specify. Recipients of restricted stock units are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects. Each award of restricted stock units shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may determine, subject to the minimum vesting provisions of Section 13. An award of restricted stock units may specify performance criteria (in accordance with Section 8 below), the achievement of which is a condition to the Company’s obligation to deliver Common Shares thereunder. Each such grant may specify in respect of such performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Common Shares deliverable under the award if performance is at or above the minimum level, but falls short of full achievement of the specified criteria. Restricted stock units may provide the participant with dividend equivalents, payable either in cash or in additional Common Shares, as determined by the Committee in its sole discretion and as set forth in the related Evidence of Award; provided, however, that any dividend equivalents with respect to unvested restricted stock units shall be accumulated or deemed reinvested in additional restricted stock units until such award is earned and vested, and shall be subject to the same terms and conditions as the original restricted stock unit award (including service-based vesting conditions and the satisfaction of any applicable performance criteria).

8.    Performance Shares and Units.
8.1    The Committee may award to any participant performance shares or performance units (“Performance Awards”). Each performance share shall represent, as the Committee shall determine, one Common Share or other security. Each performance unit shall represent the right of the recipient to receive an amount equal to the value determined in the manner established by the Committee at the time of the award. Recipients of Performance Awards are not required to provide consideration other than the rendering of service, unless the Committee otherwise elects.

8.2    Each Performance Award under the Plan shall be evidenced by an Evidence of Award containing such terms and conditions as the Committee may determine, subject to the minimum vesting provisions of Section 13.

8.3    Each Performance Award shall specify performance criteria which, if achieved, will result in payment or early payment of the award, and each award may specify in respect of such specified performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified performance criteria. Each Performance Award shall specify that, before the award shall be earned and paid, the Committee must determine that the applicable performance criteria and other material terms of the award have been satisfied. Performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or a Subsidiary, business unit, division, department, region or function within the Company or Subsidiary. Performance criteria may be made relative to the performance of a group of other companies or one or more published or special indices that the Committee, in its sole discretion, deems appropriate, or the Committee may select performance criteria as compared to various stock market indices. The performance criteria shall be established in writing within ninety (90) days after the beginning of the applicable performance period (or at such other time as determined by the Committee in its discretion) and may be based on absolute or specified levels of or growth in one or more criteria as the Committee deems appropriate, which may include (but shall not be limited to): earnings per share; stock price; total shareholder return; return on investment; return on capital; revenues; earnings from operations; earnings before or after interest and taxes; net income; cash flow; debt to capital ratio; economic value added; return on equity; return on assets; earnings before or after interest, depreciation, amortization or extraordinary or special items; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operation; cash flow in excess of cost of capital; operating margin; profit; operating income; price earnings ratio; expense ratios/operating expense; total expenditures; cost reduction targets; cumulative shareholder value added; working capital/capital expended; and liquidity.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 15 of this Plan) render the performance criteria unsuitable, the Committee may in its discretion modify such criteria or the related levels of achievement, in whole or in part, as the Committee deems appropriate.

The performance period for each award within which the performance criteria are to be achieved shall be of such duration as the Committee shall establish at the time of award (“Performance Period”). There may be more than one award in existence at any one time, and Performance Periods may differ.

8.4    The Committee may provide that amounts equivalent to dividends paid shall be payable with respect to each Performance Award granted, and that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to amounts equivalent to dividends previously credited to the participant. The Committee may provide that amounts equivalent to interest at such rates as the Committee may determine shall be payable with respect to performance units. Notwithstanding the foregoing, any dividend equivalents or interest with respect to unvested Performance Awards shall be accumulated or deemed reinvested in additional Performance Awards until such award is earned and vested, and shall be subject to the same terms and conditions as the original Performance Award (including service-based vesting conditions and the satisfaction of applicable performance criteria).

8.5    Payments with respect to Performance Awards may be made in a lump sum or in installments, in cash, property or in a combination thereof, as the Committee may determine in accordance with the terms and conditions of the Plan.

9.    Other Stock Awards.
9.1    The Committee is authorized to grant to employees of the Company and its Subsidiaries, either alone or in addition to other awards granted under the Plan, awards of Common Shares or other securities of the Company or any Subsidiary of the Company and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares or other securities of the Company or any Subsidiary of the Company (“other stock awards”). Other stock awards may be paid in cash, Common Shares, other property or in a combination thereof, as the Committee shall determine.

9.2    The Committee shall determine the employees to whom other stock awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards, subject to the minimum vesting provisions of Section 13.

The provisions of other stock awards need not be the same with respect to each recipient. The recipient shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the Common Shares or other securities prior to the later of the date on which the Common Shares or other securities are issued, or the date on which any applicable restrictions or performance or deferral periods lapse. Common Shares (including securities convertible into Common Shares) and other securities granted pursuant to other stock awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Common Shares (including securities convertible into Common Shares) and other securities purchased pursuant to purchase rights granted pursuant to other stock awards may be purchased for such consideration as the Committee shall determine, which price shall not be less than the fair market value of such Common Shares or other securities on the date of grant, unless the Committee otherwise elects. Other stock awards may provide the participant with dividend equivalents, payable either in cash or in additional Common Shares, as determined by the Committee in its sole discretion and as set forth in the related Evidence of Award; provided, however, that any dividend equivalents with respect to unvested other stock awards shall be accumulated or deemed reinvested in additional other stock awards until such award is earned and vested, and shall be subject to the same terms and conditions as the original other stock award (including service-based vesting conditions and the satisfaction of any applicable performance criteria).

10A. Grants to Non-Employee Directors.
10A.1    For purposes of the Plan, “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Subsidiary. In addition to awards to employees and Non-Employee Advisors, awards (other than ISOs) also may be made to Non-Employee Directors under the Plan. Except as otherwise provided in this Section 10A, any award to a Non-Employee Director shall be subject to all of the terms and conditions of the Plan.

10A.2    The Board, in its sole discretion, but subject to Section 4.2 above, may make awards to Non-Employee Directors. In exercising such authority, the Board shall have all of the power otherwise reserved to the Committee under the Plan, including, but not limited to, the sole and complete authority (a) to select the Non-Employee Directors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Board shall deem appropriate, subject to the minimum vesting provisions of Section 13 and the restrictions applicable to payment of dividends or dividend equivalents with respect to unvested awards as provided above in the Plan.

10B. Grants to Non-Employee Advisors.
10B.1    For purposes of the Plan, “Non-Employee Advisor” means an individual selected by the Company or one or more of its Subsidiaries to participate in one or more foreign advisory boards who is neither an employee of the Company or a Subsidiary nor a Non-Employee Director. In addition to awards to employees and Non-Employee Directors, awards (other than ISOs) also may be made to Non-Employee Advisors under the Plan. Except as otherwise provided in this Section 10B, any award to a Non-Employee Advisor shall be subject to all of the terms and conditions of the Plan.

10B.2    The Committee, in its sole discretion, may make awards to Non-Employee Advisors. In exercising such authority, the Committee shall have complete authority (a) to select the Non-Employee Advisors who shall be eligible to receive awards, (b) to select the types and amounts of awards which may be made and (c) to impose such limitations, restrictions and conditions upon awards as the Committee shall deem appropriate, subject to the minimum vesting provisions of Section 13 and the restrictions applicable to payment of dividends or dividend equivalents with respect to unvested awards as provided above in the Plan.

11. Nonassignability of Awards.
Unless permitted by the Committee, no award granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by the recipient, otherwise than (a) by will, (b) by designation of a beneficiary after death or (c) by the laws of descent and distribution. Each award shall be exercisable during the recipient’s lifetime only by the recipient or, if permissible under applicable law, by the recipient’s guardian or legal representative or, in the case of a transfer permitted by the Committee, by the recipient of the transferred amount.

12. Deferrals of Awards.
The Committee may permit recipients of awards to defer the distribution of all or part of any award (other than a stock option or SAR) in accordance with such terms and conditions as the Committee shall establish, consistent with Section 409A of the Code.

13. Minimum Vesting Provision.
Subject to Sections 14, 15 and 17 of the Plan, (a) no condition on vesting or exercisability of an award, whether based on continued employment or other service or based upon the achievement of performance criteria, shall be based on service or performance (as applicable) of a period of less than one year, and (b) upon and after such minimum one-year period, restrictions on vesting or exercisability of such awards may lapse on a pro-rated, graded, or cliff basis as specified in the applicable Evidence of Award; provided, however, that (i) the Committee may provide that such minimum vesting restrictions may lapse or be waived in connection with or following a participant’s death, disability, termination of service or change of control, (ii) awards covering up to five percent (5%) of the Shares available to be issued pursuant to Section 4.1, as determined on the Effective Date, may be granted under the Plan as unrestricted Common Shares or otherwise as awards with a performance period or vesting period of less than one year, and (iii) for purposes of awards granted to non-employee directors, a vesting period shall be deemed to be one year if the awards are granted to non-employee directors in connection with their election or reelection to the Board at an annual meeting of shareholders and the awards vest on the next annual meeting of the Company’s shareholders, so long as the period between such meetings is not less than 50 weeks.

14.    Provisions Upon Change of Control.
14.1    In the event of a Change of Control, then, except as otherwise provided pursuant to Section 14.5, each outstanding, unvested award of restricted stock granted under Section 7A, each outstanding, unvested award of restricted stock units granted under Section 7B and each Performance Award granted under Section 8 shall be converted to an award consisting of a right to receive cash in an amount equal to the product of the number of Common Shares subject to such unvested award, determined in the case of such awards that are subject to performance criteria in the manner specified in the applicable Evidence of Award, multiplied by the average of the opening and closing prices per Common Share on the New York Stock Exchange on the trading day immediately preceding the date of the Change of Control (the “Dollar Amount”), and the participant’s right to receive the Dollar Amount so determined will continue to vest based upon the participant’s continued employment or other service during the remaining vesting period of the original award. Notwithstanding the foregoing, if the participant holding such an award ceases to be an employee of the Company or a Subsidiary (or any successor thereto) by reason of the participant’s death, Disability (as defined below), involuntary termination by the Company or its Subsidiaries (or any successor thereto) without Good Cause (as defined below), or termination of employment by the participant with Good Reason (as defined below), in each case, on or after the Change of Control and prior to a scheduled vesting date, then such participant’s right to receive any unpaid portion of the Dollar Amount shall become fully vested, effective as of the date of such termination of employment. For purposes of this Section 14.1:

(a)    “Disability” shall have the same meaning as in the Company’s long-term disability plan applicable to the participant.

(b)    “Good Cause” shall mean the participant’s conviction of, or plea of nolo contendere to, a felony or misdemeanor involving moral turpitude; the participant’s willful misconduct resulting in material harm to the Company and its affiliates (or any successor thereto); the participant’s willful breach of his or her duties or responsibilities; or the participant’s fraud, embezzlement, theft or dishonesty against the Company or any of its affiliates (or any successor thereto), resulting in material harm to the Company and its affiliates (or any successors thereto).

(c)    “Good Reason” shall mean actions taken by the Company or a Subsidiary (or any successor thereto) resulting in a material negative change in the employment relationship. For these purposes, a “material negative change in the employment relationship” shall include:

(i)    the participant’s assignment to any duties materially inconsistent with his or her position (including titles and reporting requirements), authority, duties or responsibilities as in effect immediately prior to the Change of Control or as subsequently enhanced, or any other material diminution in such position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company’s ceasing to be a publicly traded entity);

(ii)    any material reduction in the participant’s annual base salary, short-term incentive opportunities or long-term incentive opportunities from those in effect immediately prior to the Change of Control;

(iii)    any material reduction in the participant’s aggregate employee benefits from those in effect immediately prior to the Change of Control;

(iv)    the relocation of the participant’s principal location of employment by more than 50 miles; or

(v)    any failure by the Company to cause a successor to assume the Plan and the applicable Evidence of Award.

In order to invoke a termination for Good Reason pursuant to this Section 14.1(c), the participant shall provide written notice to the Company of the existence of one or more of the conditions described in clauses (i) through (v) of this Section 14.1(c) within 60 days following the initial existence of such condition or conditions, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company fails to remedy the condition constituting Good Reason during the Cure Period, the participant must terminate employment, if at all, within two years following the initial existence of such condition or conditions in order to terminate employment for Good Reason. The participant’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (v) of this Section 14.1(c) shall not affect his or her ability to terminate employment for Good Reason.

14.2    For purposes of this Section 14, except as otherwise provided in Section 14.3, a “Change of Control” of the Company means and shall be deemed to occur if:

(a)    a tender shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

(b)    the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

(c)    the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

(d)    a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the 1934 Act, shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the 1934 Act, controls in any manner the election of a majority of the directors of the Company; or

(e)    within any period of two consecutive years commencing on or after the Effective Date of the Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the 1934 Act.

14.3    Solely for purposes of awards that are considered to provide for deferral of compensation under Code Section 409A and which are not exempt from 409A, a Change of Control under the definition stated in Section 14.2 above shall not be considered a Change of Control for purposes of the timing of payment of any award unless the Change of Control is a change in ownership or effective control or a change in the ownership of a substantial portion of the assets of a corporation under Treasury Regulation Section 1.409A-3(i)(5). In the event of a Change of Control under 14.2 that is not also a change in ownership, effective control or a substantial portion of assets under the 409A Treasury Regulations, the award shall vest, if and to the extent applicable, as provided in Section 14.1, but the award value as of the Change of Control will not be paid until the originally scheduled payment date for the award without regard to the Change of Control, and the value shall not be adjusted for later payment. Further, the Company or its successor may elect to pay the award in Common Shares or in cash.

14.4    In the event of a Change of Control, the provisions of this Section 14 may not be amended on or subsequent to the Change of Control in any manner whatsoever that would be adverse to any recipient of an award under the Plan without the consent of such recipient who would be so affected; provided, however, the Board may make minor or administrative changes to this Section 14 or changes to conform to applicable legal requirements.

14.5    Notwithstanding any provision to the contrary specified in Section 14.1 above or in the second sentence of Section 14.3 above, the Committee shall have the right to specify, in the terms of any award granted by the Committee under the Plan, rules that set forth the effect of a Change of Control on such award that differ from the Change of Control rules otherwise provided under Section 14.1 above, as applicable, and under the second sentence of Section 14.3 above. If the Committee exercises such discretion by prescribing in the terms of any award granted under the Plan specific rules that concern the effect of a Change of Control on such award, then, with respect to such award, the Change of Control rules set forth in the terms of such award shall be controlling over (and render null and void) the Change of Control rules set forth in Section 14.1 above, as applicable, and the second sentence of Section 14.3 above. Further, notwithstanding any of the foregoing provisions of this Section 14, the Committee may, in its sole discretion and without the consent of any participant, either by the terms of the applicable Evidence of Award or by resolution adopted prior to the occurrence of the Change of Control, provide that any outstanding award (or a portion thereof) shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment in cash or other property (including, but not limited to, shares of the resulting entity in connection with the Change of Control) in an amount equal to the excess, if any, of the fair market value of the Common Shares subject to the award, over any exercise price related to the award, the amount of which payment may be zero if the fair market value of a Common Share on the date of the Change of Control does not exceed the exercise price per Common Share of the applicable award.

15.     Adjustments.
15.1    In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding awards granted under the Plan as it deems to be appropriate in order to prevent dilution or enlargement of the rights of Plan participants and to maintain the purpose of the original grant.

15.2    Subject to restrictions and limitations otherwise provided under the Plan, the Committee shall be authorized to make such adjustments as the Committee deems appropriate in performance award criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry it into effect.

16.     No Right to Employment.
Nothing contained in the Plan shall give any participant the right to be retained in the employment of the Company or affect the right of the Company to dismiss any participant. The Plan shall not constitute a contract between the Company and any participant. Except as may be required by law, no amount payable under the Plan shall be subject to assignment in any manner by anticipation, pledge, bankruptcy, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any participant.

17.     Amendments and Terminations.
17.1    Notwithstanding any other provisions hereof to the contrary, the Board may assume responsibilities otherwise assigned to the Committee and may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action shall impair the rights of any recipient of an award under the Plan without such recipient’s consent and provided that no amendment shall be made without shareholder approval which (a) increases the total number of Common Shares reserved for issuance pursuant to the Plan or the total number of Common Shares that may be issued upon the exercise of ISOs , (b) changes the classes of persons eligible to receive awards under the Plan, or (c) is required to be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Common Shares are traded.

17.2    The Committee may in its sole discretion at any time (a) provide that all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised shall become fully or partially exercisable; (b) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards shall lapse, and/or that any performance criteria with respect to any awards shall be deemed to be wholly or partially satisfied; or (c) waive any other limitation or requirement under any such award, in each case, as of such date as the Committee may, in its sole discretion, declare. Additionally, the Committee shall not make any adjustment pursuant to this Section 17.2 that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

18.    Withholding.
To the extent required by applicable federal, state, local or foreign law, the recipient of an award under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding obligations that arise in connection with the award and the Company shall have the right to withhold from any cash award the amount necessary, or retain from any award in the form of Common Shares a sufficient number of Common Shares, to satisfy the applicable withholding tax obligation. Unless otherwise provided in the applicable Evidence of Award, a participant may satisfy any tax withholding obligation by any of the following means or any combination thereof: (a) by a cash payment to the Company, (b) by delivering to the Company Common Shares owned by the participant, or (c) by authorizing the Company to retain a portion of the Common Shares otherwise issuable to the participant pursuant to the exercise or vesting of the award. In no event will the fair market value of any Common Shares withheld to satisfy tax withholding obligations exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

19.    Forfeiture and Recoupment of Awards.
Any award shall be subject to forfeiture or recoupment pursuant to the terms of the Company’s Recoupment Policy, effective as of January 25, 2017, as well as any applicable clawback, recoupment or compensation recovery policy adopted by the Company, including any such policy that may be adopted, amended, modified or supplemented to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or applicable securities exchange.

20.    Governing Law.
The Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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